Exhibit 99.1

Phio Pharmaceuticals Reports Third Quarter 2020 Financial Results and Provides Business Update

Marlborough, Mass., November 10, 2020 -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a biotechnology company developing the next generation of immuno-oncology therapeutics based on its proprietary self-delivering RNAi (INTASYL™) therapeutic platform, today reported its financial results for the quarter ended September 30, 2020 and provided a business update.

“During the quarter, we continued to execute on the development of our INTASYL RNAi technology as a cancer immunotherapy platform for innovative therapeutics. Promising new in vivo data was recently presented at the Society for Immunotherapy of Cancer’s (SITC) annual meeting. This data showed that our INTASYL compounds targeting PD-1, PD-L1 or TIGIT inhibited tumor growth, and that such antitumoral effect can be significantly improved by combining different INTASYL compounds without having a negative impact on the tolerability of the treatment," said Dr. Gerrit Dispersyn, President and CEO of Phio. “Immune checkpoint therapy with systemic antibodies can result in dose limiting toxicities, especially when used in combination. With our INTASYL platform, we can easily combine multiple targets in a single therapeutic. Our data suggest that local administration with INTASYL compounds, even when used in combination, may provide a safer and more cost-effective alternative to antibody-based immune checkpoint therapy. Based upon these exciting results, we look forward to finalizing our IND-enabling studies and to moving our INTASYL compounds into the clinical phase of development in the near future.”

Quarter in Review and Recent Corporate Updates

•	Presented data at the AACR Virtual Annual Meeting II on PH-804, an INTASYL compound targeting TIGIT, inhibiting tumor growth and conferring an inflammatory tumor microenvironment.

•	Presented data at SITC 2020 showing that the antitumoral efficacy of our PH-762, PH-790 and PH-804 INTASYL compounds can be further improved by combining them in a single drug treatment.

•	Collaborated on poster presentations featuring INTASYL RNAi technology by two development partners, AgonOx, Inc. and the Helmholtz Zentrum München that were presented at SITC 2020.

•	Attended and presented at the H.C. Wainwright 22nd Annual Global Investment Conference.

•	Conducted preclinical work to support the planned initiation of clinical trials with PH-762.

•	Ended the quarter with total cash of approximately $16.9 million as of September 30, 2020.

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Financial Results

Cash Position

At September 30, 2020, the Company had cash of $16.9 million as compared with $6.9 million at December 31, 2019. The Company expects its cash will be sufficient to fund currently planned operations for at least the next 12 months.

Research and Development Expenses

Research and development expenses were approximately $1.3 million for the quarter ended September 30, 2020, compared to approximately $1.0 million for the quarter ended September 30, 2019. The increase is primarily due to an increase in the use of third-party service providers to conduct preclinical research studies to support the development of the Company's pipeline programs as compared to the prior year period offset by a decrease in the use of an outside interim temporary labor consultant in the prior year period.

General and Administrative Expenses

General and administrative expenses were relatively steady at $1.1 million for the three-month periods ended September 30, 2020 and 2019.

Net Loss

Net loss was $2.3 million, or $0.40 per share, for the quarter ended September 30, 2020, compared with $2.1 million, or $4.53 per share, for the quarter ended September 30, 2019. The increase in net loss was primarily attributable to an increase in research and development expenses, as discussed above. The change in net loss per share was primarily due to an increase in the number of shares outstanding as a result of our capital raise activities as compared to the prior year period.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a biotechnology company developing the next generation of immuno-oncology therapeutics based on its self-delivering RNAi (INTASYL™) therapeutic platform. The Company's efforts are focused on silencing tumor-induced suppression of the immune system through its proprietary INTASYL platform with utility in immune cells and the tumor micro-environment. Our goal is to develop powerful INTASYL therapeutic compounds that can weaponize immune effector cells to overcome tumor immune escape, thereby providing patients a powerful new treatment option that goes beyond current treatment modalities. For additional information, visit the Company's website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the impact to our business and operations by the recent coronavirus outbreak, results from our preclinical and clinical activities, the development of our product candidates, the ability of obtain future financing, the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact Phio Pharmaceuticals Corp.
ir@phiopharma.com

Investor Contact

Ashley R. Robinson
LifeSci Advisors

arr@lifesciadvisors.com

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PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$–	$–	$–	$21
Operating expenses:
Research and development	1,256	1,042	3,253	3,277
General and administrative	1,050	1,071	3,078	3,062
Total operating expenses	2,306	2,113	6,331	6,339
Operating loss	(2,306)	(2,113)	(6,331)	(6,318)
Total other (expense) income, net	(3)	19	(1)	70
Net loss	$(2,309)	$(2,094)	$(6,332)	$(6,248)
Net loss per share:
Basic and diluted	$(0.40)	$(4.53)	$(1.51)	$(14.70)
Weighted average shares: basic and diluted	5,780,386	461,990	4,181,862	424,910

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PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$16,868	$6,934
Restricted cash	50	50
Prepaid expenses and other current assets	702	316
Total current assets	17,620	7,300
Right of use asset	428	511
Property and equipment, net	173	210
Other assets	18	18
Total assets	$18,239	$8,039
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$742	$809
Accrued expenses and other current liabilities	1,375	964
Lease liability	113	107
Total current liabilities	2,230	1,880
Lease liability, net of current portion	325	411
Long-term debt	231	–
Total liabilities	2,786	2,291
Total stockholders’ equity	15,453	5,748
Total liabilities and stockholders’ equity	$18,239	$8,039

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